UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2008

XENACARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-2836	20-3075747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

14000 Military Trail, Suite 104, Delray Beach, Florida  33484

(Address of principal executive offices, including zip code)

561-496-6676

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 22, 2008, XenaCare Holdings, Inc., (the “Company”) received notice from Jon L. Grossman Chairman of Sun Packing, Inc., a Texas corporation ("Sun") to terminate that certain Share Exchange Agreement and Plan of Reorganization (the “Agreement”) among the Company; Sun; Wallisville Partners, Ltd., a Texas limited partnership; and Jon L. Grossman and Peter R. Elston dated August 28, 2008, as amended.  Sun has claimed a right to terminate the Agreement due to Sun’s inability to receive consent from its lender, Frost Bank of Houston, Texas to complete the Agreement.  The Company disputes the right of Sun to terminate the Agreement and will consider all of its options including seeking applicable remedies and damages under the Agreement from Sun and its affiliates due to Sun’s termination.

As provided under the Company’s information statement on Schedule 14(C) filed with the Securities and Exchange Commission on December 11, 2008, the Company intends to proceed with the proposals to increase its authorized common stock to 200,000,000 shares and implement a stock option plan but the company will not proceed with the conversion of  Preferred Stock Series A and not reverse the stock split 1 for 4 as indicated in the information statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenaCare Holdings, Inc.

By:	/s/ Frank Rizzo
Name:	Frank Rizzo
Title:	President
Dated:	December 31, 2008

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